Exhibit 23.1

Independent Certified Public Accountants’ Consent

The Board of Directors

Eos International, Inc.

Benicia, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 14, 2003, relating to the consolidated financial statements of Eos International, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/S/ BDO SEIDMAN, LLP

San Francisco, California

January 12, 2004